UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 28, 2009

Carolina Bank Holdings, Inc.

(Exact name of registrant as specified in its charter)

North Carolina	000-31877	56-2215437
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 North Spring Street, Greensboro, NC	27401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 288-1898

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Directors. On December 29, 2009, T. Gray McCaskill gave notice of his intention to resign from the board of directors of Carolina Bank Holdings, Inc. (the “Company”) and its wholly owned subsidiary, Carolina Bank (the “Bank”). On January 10, 2010, Kenneth C. Mayer, Jr., also gave notice of his intention to resign from the board of directors of the Company and the Bank. The board of directors of the Company and the Bank accepted these resignations on January 19, 2010. Neither resignation was due to a disagreement between the director and the Company or the Bank.

Appointment of New Directors. The Company has appointed Kim A. Thompson and Betty J. Pearce to its board of directors and to the board of directors of the Bank. A brief overview of each of these directors’ recent business experience and qualifications is provided below:

Kim A. Thompson. Ms. Thompson is chief financial officer of Longwood Industries, Inc. and previously served as chief financial officer, treasurer, and secretary of InterfaceFABRIC, Inc./True Textiles, Inc. from 2007 to 2009. Prior to that, she served InterfaceFABRIC, Inc./True Textiles, Inc. as senior vice president – finance and administration. She holds a bachelor of science degree in accounting from Belmont Abbey College.

Betty J. Pearce. Ms. Pearce is an attorney practicing in the areas of mediation, arbitration, and other forms of alternative dispute resolution. She also serves as an adjunct professor of legal writing and method at the Elon University School of Law and has served as an adjunct professor in the political science department at the University of North Carolina at Greensboro. Ms. Pearce holds a bachelor of arts degree in English from Wellesley College, a masters degree in English and American literature from Columbia University, and a law degree from New York University School of Law.

The appointments of Ms. Thompson and Ms. Pearce were effective on January 19, 2010. Ms. Pearce will serve on the governance committee and Ms. Thompson will serve on the audit committee.

Each of these new directors will defer all director fees for service on the board, including meeting attendance fees, committee fees, and retainer fees. These deferred fees will be invested in shares of the Company’s common stock.

Troubled Asset Relief Program Clawback Policy and Agreements. The Company is a participant in the Capital Purchase Program (“CPP”), which is part of the Troubled Asset Relief Program established by the United States Department of the Treasury pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”). Under the terms of this program, the Company was required to establish and comply with certain executive compensation standards applicable to its senior executive officers. In January 2009, the top five senior executive officers of the Company executed and delivered a waiver of executive compensation agreement whereby the executive voluntarily released the Company from any and all obligations to pay compensation prohibited by section 111 of EESA or any regulations promulgated thereunder and waived any present or future claims against the Company for any changes to the executive’s regular, bonus, or incentive compensation or benefit related arrangements, agreements or policies and any other changes required to be made by the U.S. Treasury. The top five senior executive officers of the Company also entered into executive compensation modification agreements to ensure the Company’s compliance with section 111 of EESA and the regulations promulgated thereunder.

Since the Company became a participant in the CPP, the American Recovery and Reinvestment Act of 2009 (“ARRA”) was enacted. ARRA amended the executive compensation provisions of EESA and directed the Treasury to establish executive compensation and corporate governance standards for CPP participants. These compensation standards are applicable to both senior executive officers and certain other highly compensated employees. In part, these standards require that any bonus, incentive compensation, or retention payments are subject to recovery or “clawback” by the Company if the payments are based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria. The compensation standards also prohibit the Company from making any “golden parachute” payment to any of its senior executive officers or any of the next five most highly compensated employees.

In order to ensure its compliance with these executive compensation standards while the Company is a participant in the CPP, the Company has adopted a Troubled Asset Relief Program Capital Purchase Program Clawback Policy, a copy of which is filed as exhibit 99.1 to this report and incorporated by reference herein. The policy was adopted by the Company’s board of directors on December 28, 2009. The Company has also entered into a Bonus Recovery Agreement and a Golden Parachute Payment Waiver Agreement with affected employees. Under the terms of the bonus recovery agreement, the employee acknowledges that certain payments are subject to recovery or “clawback” as described above and agrees to promptly repay such amounts upon notice by the Company. A form of the Bonus Recovery Agreement is filed herewith as exhibit 99.2 and incorporated by reference herein. Under the Golden Parachute Payment Waiver Agreement, the affected executives acknowledge that they are prohibited from receiving any golden parachute payments and waive and release any and all claims against the Company in connection therewith. A form of the Golden Parachute Payment Waiver Agreement is filed herewith as exhibit 99.3 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Troubled Asset Relief Program Capital Purchase Program Clawback Policy

99.2	Form of Bonus Recovery Agreement

99.3	Form of Golden Parachute Payment Waiver Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAROLINA BANK HOLDINGS, INC.

By:	/S/ ROBERT T. BRASWELL
Robert T. Braswell
President and Chief Executive Officer

Dated: February 5, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Troubled Asset Relief Program Capital Purchase Program Clawback Policy

99.2	Form of Bonus Recovery Agreement

99.3	Form of Golden Parachute Payment Waiver Agreement